CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Torbay Holdings, Inc. and Subsidiaries

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated April 18, 2006, relating to the consolidated financial statements of Torbay Holdings, Inc and Subsidiaries as of December 31, 2005 and for the years ended December 31, 2005 and 2004, which appear in this Annual Report on Form 10-KSB.

                                         /s/ Weinberg & Company, P.A.

                                         WEINBERG & COMPANY, P.A.
                                         Certified Public Accountants


Boca Raton, Florida
April 28, 2006